Exhibit 99.1

Human Nutrition & Health | Animal Nutrition & Health | Specialty Products

Balchem Corporation Reports Fourth Quarter and Full Year 2025 Financial Results

Montvale, NJ, February 20, 2026 - Balchem Corporation (NASDAQ: BCPC) reported today financial results for its 2025 fiscal fourth quarter and full year ended December 31, 2025. For the quarter, the Company reported net sales of $263.6 million, net earnings of $39.2 million, adjusted EBITDA(a) of $67.9 million, and free cash flow(a) of $51.2 million. For the full year 2025, the Company reported net sales of $1.037 billion, net earnings of $154.8 million, adjusted EBITDA of $274.9 million, and free cash flow of $173.6 million.
Ted Harris, Chairman, President, and CEO of Balchem said, “In the fourth quarter, Balchem’s strong growth trajectory continued. We delivered record fourth quarter net sales and adjusted EBITDA, with top and bottom line growth year over year in each of our three segments, driven by ongoing progress on our focused growth platforms and our company’s alignment with the favorable ‘better for you’ trends.”

Fourth Quarter 2025 Financial Highlights:
•Net sales of $263.6 million, an increase of 9.8% compared to the prior year quarter.
•GAAP net earnings were $39.2 million, an increase of 16.8% from the prior year quarter.
•Adjusted EBITDA was $67.9 million, an increase of 8.1% from the prior year quarter.
•GAAP earnings per share of $1.21 compared to $1.03 in the prior year quarter and adjusted earnings per share(a) of $1.31 compared to $1.13 in the prior year quarter.
•Cash flows from operations were $67.3 million, with free cash flow of $51.2 million.
•Sales and earnings from operations growth in all three of our reporting segments.
Mr. Harris added, “For the full year 2025, Balchem delivered another very strong year, with record net sales, adjusted EBITDA, and free cash flow, allowing us to increase our dividend once again by a double digit percentage while further strengthening our balance sheet.”

Full Year 2025 Financial Highlights:
•Record full year net sales of $1.037 billion, an increase of 8.8% compared to the prior year.
•Record GAAP net earnings were $154.8 million, an increase of 20.5% from the prior year. These net earnings resulted in record GAAP earnings per share of $4.75 compared to $3.93 in the prior year.
•Record adjusted EBITDA was $274.9 million, an increase of 9.8%, from the prior year.
•Record adjusted net earnings were $167.9 million, an increase of 17.4% from the prior year. These adjusted net earnings resulted in record adjusted earnings per share of $5.15 compared to $4.37 in the prior year.
•Record cash flows from operations were $216.6 million for 2025, with record free cash flow of $173.6 million.
Mr. Harris continued, “As we look ahead to 2026 and beyond, I continue to be excited about our future and believe we are well positioned to deliver ongoing above market growth for our shareholders.”

5 Paragon Drive Montvale, NJ 07645 balchem.com	p.845.326.5600 f. 845.326.5702

Balchem Corporation (NASDAQ:BCPC)
Results for Period Ended December 31, 2025 (unaudited)
(Dollars in thousands, except per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
Net sales	$263,617	$240,004	$1,037,161	$953,684
Gross margin	93,899	86,337	370,633	336,206
Operating expenses	41,609	38,893	161,307	153,297
Earnings from operations	52,290	47,444	209,326	182,909
Interest and other expenses	2,255	2,960	10,296	16,456
Earnings before income tax expense	50,035	44,484	199,030	166,453
Income tax expense	10,810	10,901	44,185	37,978
Net earnings	$39,225	$33,583	$154,845	$128,475

Diluted net earnings per common share	$1.21	$1.03	$4.75	$3.93

Adjusted EBITDA(a)	$67,893	$62,833	$274,854	$250,348
Adjusted net earnings(a)	$42,338	$36,876	$167,898	$142,965
Adjusted diluted net earnings per common share(a)	$1.31	$1.13	$5.15	$4.37

Shares used in the calculations of diluted and adjusted net earnings per common share	32,320	32,548	32,604	32,718

(a)	See “Non-GAAP Financial Information” for a reconciliation of GAAP and non-GAAP financial measures.

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Balchem Corporation (NASDAQ:BCPC)
Financial Results for the Fourth Quarter of 2025:
The Human Nutrition and Health segment generated fourth quarter sales of $166.1 million, an increase of $18.8 million, or 12.7%, compared to the prior year quarter. The increase was driven by higher sales within both the nutrients business and the food ingredients and solutions businesses. Fourth quarter earnings from operations for this segment were $36.8 million, an increase of $3.0 million, or 8.9%, compared to $33.8 million in the prior year quarter, primarily due to the aforementioned higher sales and a favorable mix, partially offset by certain higher manufacturing input costs and higher operating expenses. Excluding the effect of non-cash expense associated with amortization of acquired intangible assets and other adjustments, adjusted earnings from operations(a) for this segment were $40.0 million, compared to $36.5 million in the prior year quarter, an increase of 9.6%.
The Animal Nutrition and Health segment generated quarterly sales of $61.2 million, an increase of $2.8 million, or 4.9%, compared to the prior year quarter. The increase was driven by higher sales in both the ruminant species and monogastric species markets. Fourth quarter earnings from operations for this segment were $6.2 million, an increase of $0.5 million, or 8.6%, compared to $5.7 million in the prior year quarter, primarily due to the aforementioned higher sales and a favorable mix, partially offset by certain higher manufacturing input costs and higher operating expenses. Excluding the effect of non-cash expense associated with amortization of acquired intangible assets and other adjustments, adjusted earnings from operations for this segment were $6.5 million, compared to $5.9 million in the prior year quarter, an increase of 9.2%.
The Specialty Products segment generated fourth quarter sales of $34.8 million, an increase of $2.0 million, or 6.0%, compared to the prior year quarter, due to higher sales in the performance gases business. Fourth quarter earnings from operations for this segment were $10.5 million, an increase of $0.6 million, or 5.5%, compared to $10.0 million in the prior year quarter, primarily driven by the aforementioned higher sales, partially offset by higher operating expenses. Excluding the effect of non-cash expense associated with amortization of acquired intangible assets and other adjustments, adjusted earnings from operations for this segment were $11.6 million, compared to $10.9 million in the prior year quarter, an increase of 6.0%.
Consolidated quarterly gross margin of $93.9 million increased by $7.6 million, or 8.8%, compared to $86.3 million for the prior year comparable period. Gross margin as a percentage of sales was 35.6% as compared to 36.0% in the prior year period, a decrease of 40 basis points, primarily due to certain higher manufacturing input costs. Operating expenses of $41.6 million for the quarter increased $2.7 million from the prior year comparable quarter, primarily due to higher compensation-related expenses, partially offset by lower transaction costs. Excluding non-cash operating expenses associated with amortization of intangible assets of $3.7 million, operating expenses were $38.0 million, or 14.4% of sales.
Net interest expense was $1.9 million and $2.8 million in the fourth quarters of 2025 and 2024, respectively. The decrease in interest expense was due to lower outstanding borrowings and lower interest rates. Our effective tax rates for the three months ended December 31, 2025 and 2024 were 21.6% and 24.5%, respectively. The decrease in the effective tax rate from the prior year was primarily due to a decrease in certain foreign taxes.
For the quarter ended December 31, 2025, cash flows provided by operating activities were $67.3 million and free cash flow was $51.2 million. The $189.2 million of net working capital on December 31, 2025 included a cash balance of $74.6 million. Significant cash payments during the quarter included repurchases of common stock of $53.6 million, capital expenditures and intangible assets acquired of $16.2 million, and income taxes paid of $8.1 million. Outstanding debt on our revolving loan was $164.0 million as of December 31, 2025 and our net debt (b) was $89.4 million, with an overall leverage ratio (c) on a net debt basis of 0.3 times.
Ted Harris, Chairman, President, and CEO of Balchem said, “2025 was another very strong year for Balchem and I would like to thank all of our over 1,300 employees for their contributions to these results and the progress we have made on our strategic growth initiatives.”

(b)	Net debt is defined as the outstanding balance on our revolving loan less cash and cash equivalents.

(c)	Leverage ratio is defined as net debt divided by the trailing twelve months adjusted EBITDA.

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Balchem Corporation (NASDAQ:BCPC)

Quarterly Conference Call
A quarterly conference call will be held on Friday, February 20, 2026, at 11:00 AM Eastern Time (ET) to review fourth quarter 2025 results. Ted Harris, Chairman, President and CEO and Martin Bengtsson, CFO will host the call. Institutional investors, analysts and other members of the financial community are invited to join the live call by dialing 800-715-9871 (toll free USA/Canada), +1-646-307-1963 (USA/International) or 647-932-3411 (Canada/Toronto), and referencing Conference ID 4400943, five minutes prior to the scheduled start time of the conference call. Investors and the public are invited to listen to the live webcast at https://events.q4inc.com/attendee/732063713. The conference call will be available for replay shortly after the conclusion of the call at https://events.q4inc.com/attendee/732063713 for one year.
Segment Information
Balchem Corporation reports three business segments: Human Nutrition and Health, Animal Nutrition and Health, and Specialty Products. The Human Nutrition and Health segment delivers customized food and beverage ingredient systems, as well as key nutrients into a variety of applications across the food, supplement and pharmaceutical industries. The Animal Nutrition and Health segment manufactures and supplies products to numerous animal health markets. Through Specialty Products, Balchem provides specialty-packaged performance gases for use in healthcare and other industries, and also provides chelated minerals to the micronutrient agricultural market. Sales and production of products outside of our reportable segments and other minor business activities are included in "Other and Unallocated".
Forward-Looking Statements
This release contains forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended, which reflect our expectation or belief concerning future events that involve risks and uncertainties. These forward-looking statements generally are identified by the words "believe," "project," "expect," "anticipate," "estimate," "forecast," "outlook," "intend," "strategy," "future," "opportunity," "plan," "may," "should," "will," "would," "will be," "will continue," "will likely result," or the negative thereof or variations thereon or similar expressions generally intended to identify forward-looking statements. Forward-looking statements may relate to such matters as projections of revenue, margins, expenses, tax provisions, earnings, cash flows, benefit obligations, dividends, share purchases or other financial items; any statements of the plans, strategies and objectives of management for future operations, including those relating to any statements concerning expected development, performance or market share relating to our products and services; any statements regarding future economic conditions or our performance; any statements regarding pending investigations, claims or disputes; any statements of expectation or belief; and any statements of assumptions underlying any of the foregoing. These statements are based on the Company's currently available information and our reasonable assumptions, expectations and projections about future events. They are subject to future events, risks and uncertainties - many of which are beyond the Company’s control - as well as potentially inaccurate assumptions, that could cause actual results to differ materially from those in the forward-looking statements. Important factors and other risks that may affect the Company's business or that could cause actual results to differ materially are included in filings the Company makes with the U.S. Securities and Exchange Commission from time to time, including its Annual Report on Form 10-K, its Quarterly Reports on Form 10-Q, its Current Reports on Form 8-K, and in its other SEC filings. Reference should be made to such factors and all forward-looking statements are qualified in their entirety by the above cautionary statements. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Contact: Jacqueline Yarmolowicz, Balchem Corporation (Telephone: 845-326-5600)

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Balchem Corporation (NASDAQ:BCPC)

Selected Financial Data (unaudited)
(Dollars in thousands)

Business Segment Net Sales:

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
Human Nutrition and Health	$166,069	$147,303	$659,387	$600,258
Animal Nutrition and Health	61,171	58,326	230,852	214,710
Specialty Products	34,833	32,851	140,976	132,749
Other (d)	1,544	1,524	5,946	5,967
Total	$263,617	$240,004	$1,037,161	$953,684

(d) Other consists of a few minor businesses which individually do not meet the quantitative thresholds for separate presentation.

Business Segment Earnings Before Income Taxes:

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
Human Nutrition and Health	$36,759	$33,755	$153,906	$135,957
Animal Nutrition and Health	6,224	5,731	18,687	14,013
Specialty Products	10,513	9,963	42,901	39,906
Other and Unallocated (e)	(1,206)	(2,005)	(6,168)	(6,967)
Interest and other expenses	(2,255)	(2,960)	(10,296)	(16,456)
Total	$50,035	$44,484	$199,030	$166,453

(e) Other and Unallocated consists of a few minor businesses which individually do not meet the quantitative thresholds for separate presentation and corporate expenses that have not been allocated to a segment. Unallocated corporate expenses consist of transaction and integration costs of $15 and $1,242 for the three and twelve months ended December 31, 2025, respectively, and $689 and $1,484 for the three and twelve months ended December 31, 2024, respectively.

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Balchem Corporation (NASDAQ:BCPC)

Selected Balance Sheet Items
(Dollars in thousands)	December 31, 2025	December 31, 2024

Cash and cash equivalents	$74,570	$49,515
Accounts receivable, net	143,596	119,662
Inventories	131,449	130,802
Other current assets	15,999	13,791
Total current assets	365,614	313,770

Property, plant and equipment, net	306,648	282,154
Goodwill	816,375	780,030
Intangible assets with finite lives, net	163,289	165,050
Right of use assets	16,192	17,050
Other assets	18,134	17,317
Total non-current assets	1,320,638	1,261,601

Total assets	$1,686,252	$1,575,371

Current liabilities	$176,384	$157,685
Revolving loan	164,000	190,000
Deferred income taxes	54,143	43,722
Other long-term obligations	34,312	34,051
Total liabilities	428,839	425,458

Stockholders' equity	1,257,413	1,149,913

Total liabilities and stockholders' equity	$1,686,252	$1,575,371

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Balchem Corporation (NASDAQ:BCPC)
Balchem Corporation
Condensed Consolidated Statements of Cash Flows
(Dollars in thousands)
(unaudited)

	Year Ended December 31,
	2025	2024
Cash flows from operating activities:
Net earnings	$154,845	$128,475
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	45,690	47,973
Stock compensation expense	18,057	16,675
Other adjustments	5,427	(5,007)
Changes in assets and liabilities, net of acquired balances	(7,463)	(6,117)
Net cash provided by operating activities	216,556	181,999

Cash flows from investing activities:
Capital expenditures and intangible assets acquired	(43,489)	(35,661)
Cash paid for acquisitions, net of cash acquired	(323)	(24,164)
Proceeds from sale of assets	274	359
Investment in affiliates	(353)	(270)
Net cash used in investing activities	(43,891)	(59,736)

Cash flows from financing activities:
Proceeds from revolving loan	88,000	26,000
Principal payments on revolving debt	(114,000)	(145,569)
Principal payments on finance lease	(194)	(216)
Proceeds from stock options exercised	9,307	17,228
Dividends paid	(28,287)	(25,576)
Repurchases of common stock	(107,636)	(5,682)
Net cash used in financing activities	(152,810)	(133,815)

Effect of exchange rate changes on cash	5,200	(3,380)

Increase (decrease) in cash and cash equivalents	25,055	(14,932)

Cash and cash equivalents, beginning of period	49,515	64,447
Cash and cash equivalents, end of period	$74,570	$49,515

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Balchem Corporation (NASDAQ:BCPC)
Non-GAAP Financial Information

In addition to disclosing financial results in accordance with United States (U.S.) generally accepted accounting principles (GAAP), this earnings release contains non-GAAP financial measures that we believe are helpful in understanding and comparing our past financial performance and our future results. The non-GAAP financial measures in this press release include adjusted gross margin, adjusted earnings from operations, adjusted net earnings and the related adjusted per diluted share amounts, EBITDA, adjusted EBITDA, adjusted income tax expense, free cash flow, net debt, and leverage ratio. The non-GAAP financial measures disclosed by the company exclude certain business combination accounting adjustments and certain other items related to acquisitions, certain equity compensation, nonqualified deferred compensation plan expense (income), and certain one-time or unusual transactions. Detailed non-GAAP adjustments are described in the reconciliation tables below and also explained in the related footnotes. These non-GAAP financial measures should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and the financial results calculated in accordance with GAAP and reconciliations from these results should be carefully evaluated. Investors should not consider non-GAAP measures as alternatives to the related GAAP measures.

Set forth below are reconciliations of the non-GAAP financial measures to the most directly comparable GAAP financial measures.

Table 1
(unaudited)
Reconciliation of Non-GAAP Measures to GAAP
(Dollars in thousands, except per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
Reconciliation of adjusted gross margin
GAAP gross margin	$93,899	$86,337	$370,633	$336,206
Amortization of intangible assets and finance lease (1)	733	702	2,889	2,806
Adjusted gross margin	$94,632	$87,039	$373,522	$339,012

Reconciliation of adjusted earnings from operations
GAAP earnings from operations	$52,290	$47,444	$209,326	$182,909
Amortization of intangible assets and finance lease (1)	4,384	3,917	17,203	19,476
Transaction and integration costs (2)	15	689	1,242	1,393
Restructuring costs (3)	—	—	(192)	521
Impairment charge (4)	—	—	—	255
Nonqualified deferred compensation plan expense (income) (5)	180	(14)	1,019	908
Adjusted earnings from operations	$56,869	$52,036	$228,598	$205,462

Reconciliation of adjusted net earnings
GAAP net earnings	$39,225	$33,583	$154,845	$128,475
Amortization of intangible assets and finance lease (1)	4,455	3,988	17,490	19,763
Transaction and integration costs (2)	15	689	1,242	1,393
Restructuring costs (3)	—	—	(192)	521
Impairment charge (4)	—	—	—	255
Income tax adjustment (6)	(1,357)	(1,384)	(5,487)	(7,442)
Adjusted net earnings	$42,338	$36,876	$167,898	$142,965

Adjusted net earnings per common share - diluted	$1.31	$1.13	$5.15	$4.37

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Balchem Corporation (NASDAQ:BCPC)

Table 2
(unaudited)

Reconciliation of GAAP Net Earnings to EBITDA and to Adjusted EBITDA
(Dollars in thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
Net earnings - as reported	$39,225	$33,583	$154,845	$128,475
Add back:
Provision for income taxes	10,810	10,901	44,185	37,978
Interest and other expenses	2,255	2,960	10,296	16,456
Depreciation and amortization	11,649	10,825	45,402	47,686
EBITDA	63,939	58,269	254,728	230,595
Add back:
Non-cash compensation expense related to equity awards	3,759	3,889	18,057	16,676
Transaction and integration costs (2)	15	689	1,242	1,393
Restructuring costs (3)	—	—	(192)	521
Impairment charge (4)	—	—	—	255
Nonqualified deferred compensation plan expense (income) (5)	180	(14)	1,019	908
Adjusted EBITDA	$67,893	$62,833	$274,854	$250,348

Table 3
(unaudited)

Reconciliation of GAAP Effective Income Tax Rate to Non-GAAP Effective Income Tax Rate
(Dollars in thousands)

	Three Months Ended December 31,
	2025	Effective Tax Rate	2024	Effective Tax Rate
GAAP Income Tax Expense	$10,810	21.6%	$10,901	24.5%
Impact of ASU 2016-09 (7)	360		202
Adjusted Income Tax Expense	$11,170	22.3%	$11,103	25.0%

	Year Ended December 31,
	2025	Effective Tax Rate	2024	Effective Tax Rate
GAAP Income Tax Expense	$44,185	22.2%	$37,978	22.8%
Impact of ASU 2016-09 (7)	1,254		2,154
Adjusted Income Tax Expense	$45,439	22.8%	$40,132	24.1%

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Balchem Corporation (NASDAQ:BCPC)
Table 4
(unaudited)

Reconciliation of Net Cash Provided by Operating Activities to Free Cash Flow
(Dollars in thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
Net cash provided by operating activities	$67,275	$52,317	$216,556	$181,999
Capital expenditures and proceeds from the sale of assets	(16,053)	(12,549)	(42,919)	(34,789)
Free cash flow	$51,222	$39,768	$173,637	$147,210

(1) Amortization of intangible assets and finance lease: Amortization of intangible assets and finance leases consists of amortization of customer relationships, trademarks and trade names, developed technology, regulatory registration costs, patents and trade secrets, capitalized loan issuance costs, other intangibles acquired primarily in connection with business combinations, and finance leases. We record expense relating to the amortization of these intangibles and finance leases in our GAAP financial statements. Amortization expenses for our intangible assets and finance leases are inconsistent in amount and are significantly impacted by the timing and valuation of acquisitions. Consequently, our non-GAAP adjustments exclude these expenses to facilitate an evaluation of our current operating performance and comparisons to our past operating performance.

(2) Transaction and integration costs: Transaction and integration costs related to acquisitions and divestitures are expensed in our GAAP financial statements. Management excludes these items for the purposes of calculating adjusted EBITDA and other non-GAAP financial measures. We believe that excluding these items from our non-GAAP financial measures is useful to investors because these are items associated with transactions that are inconsistent in amount and frequency causing comparison of current and historical financial results to be difficult.

(3) Restructuring costs: Restructuring costs related to a reorganization of the business are recorded in our GAAP financial statements. Management excludes these items for the purposes of calculating adjusted EBITDA and other non-GAAP financial measures. We believe that excluding these items from our non-GAAP financial measures is useful to investors because these are items associated with transactions that are inconsistent in amount and frequency causing comparison of current and historical financial results to be difficult.

(4) Impairment charge: An asset impairment charge in 2024 was related to the write off of an equity method investment. The impairment charge is included in our GAAP financial statements. Management excludes this item for the purposes of calculating Adjusted EBITDA and other non-GAAP financial measures. We believe that excluding this item from our non-GAAP financial measures is useful to investors because it is inconsistent in amount of frequency causing comparison of current and historical financial results to be difficult.

(5) Nonqualified deferred compensation plan expense (income): Gains and losses on rabbi trust assets related to our nonqualified deferred compensation plan are recorded in other expense (income) while the offsetting increases or decreases to the deferred compensation liability are recorded within earnings from operations. The increases and decreases in the deferred compensation liability are driven by market volatility and are not a true reflection of company performance. We believe excluding these amounts from our non-GAAP financial measures is useful to investors because these items are inconsistent in amount based on market conditions causing comparison of current and historical financial results to be difficult.

(6) Income tax adjustment: For purposes of calculating adjusted net earnings and adjusted diluted earnings per share, we adjust the provision for (benefit from) income taxes to tax effect the taxable and deductible non-GAAP adjustments described above as they have a significant impact on our income tax (benefit) provision. Additionally, the income tax adjustment is adjusted for the impact of adopting ASU 2016-09, “Improvements to Employee Share-Based Payment Accounting” and uses our non-GAAP effective rate applied to both our GAAP earnings before income tax expense and non-GAAP adjustments described above. See Table 3 for the calculation of our non-GAAP effective tax rate.

(7) Impact of ASU 2016-09: The primary impact of ASU No. 2016-09, "Improvements to Employee Share-Based Payment Accounting" ("ASU 2016-09"), was the recognition during the three and twelve months ended December 31, 2025 and 2024, of excess tax benefits as a reduction to the provision for income taxes and the classification of these excess tax benefits in operating activities in the consolidated statement of cash flows instead of financing activities. Management excludes this item for the purpose of calculating adjusted Income Tax Expense. We believe that excluding the item in our non-GAAP financial measures is useful to investors because it is inconsistent in amount and frequency causing comparison of current and historical financial results to be difficult.

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